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                                  Exhibit 23.1
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                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Sedona Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 18, 2000, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young, LLP
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                                            Ernst & Young, LLP


Philadelphia, Pennsylvania
June 2, 2000